Calculation of Filing Fee Tables
S-3
KITE REALTY GROUP TRUST
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of beneficial interest, $.01 par value per share	Other	11,937,690	$ 25.61	$ 305,724,240.90	0.0001381	$ 42,220.52
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 305,724,240.90		$ 42,220.52
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 42,220.52
Offering Note
[1]	(1a) Represents the maximum number of common shares of beneficial interest that could be issuable upon exchange of the 3.25% Exchangeable Senior Notes due 2032 of our operating partnership, Kite Realty Group, L.P., assuming a maximum exchange rate of 34.6020 common shares per $1,000 principal amount of notes. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of common shares that may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. (1b) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices for the common shares as reported by the New York Stock Exchange on September 17, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date